Exhibit 10.1

18 Months CHANGE IN CONTROL AGREEMENT THIS CHANGE IN CONTROL AGREEMENT (this “Agreement”) is dated this sixth of January 2025, between Needham Bank, with its principal place of business in Needham, Massachusetts (the “Bank”) and Christine Roberts (the “Executive”). When used in this Agreement, the term “Company” shall refer to NB Bancorp, Inc., the holding company of the Bank. WITNESSETH WHEREAS, the Executive is presently the Executive Vice President, Chief Operating Officer of the NB Bancorp, Inc. and Needham Bank; WHEREAS, the Bank desires to assure itself of the Executive’s continued active participation in the business of the Bank; and WHEREAS, to induce the Executive to remain in the employ of the Bank and in consideration of the Executive’s agreeing to remain in the employ of the Bank, the parties desire to specify the severance benefits due to the Executive in the event the Executive’s employment with the Bank terminates under specified circumstances. NOW THEREFORE, in consideration of the mutual agreements herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows: 1. Definitions. The following terms shall have the meanings set forth below for the purposes of this Agreement: (a) Annual Compensation. The Executive’s “Annual Compensation” for purposes of this Agreement shall be deemed to mean (i) the Executive’s base salary, plus (ii) the annual short term incentive discretionary bonus that would have been earned in the year of the Change in Control at target bonus opportunity. For purposes of this definition, payments of any amounts of deferred base salary and/or short term incentive discretionary bonus compensation that are deferred at the Executive’s election shall not be taxed when paid nor included as compensation in the year paid, and such compensation instead shall be included as compensation and taxed as compensation exclusively in the year such election to defer is made. (b) Cause. Termination of the Executive’s employment for “Cause” shall mean termination because of the Executive’s (i) material act of dishonesty or fraud in performing the Executive’s duties on behalf of the Bank; (ii) willful misconduct that in the judgment of the Board of Directors of the Bank will likely cause economic damage to the Bank or the Company or injury to the business reputation of the Bank or the Company; (iii) breach of fiduciary duty involving personal profit; (iv) intentional failure to perform the Executive’s stated duties after written notice thereof from the Board of Directors of the Bank; (v) willful violation of any law, rule or regulation (other than traffic violations or similar offenses which results only in a fine or other non-custodial penalty) that reflect adversely on the reputation of the Bank or the Company; any felony conviction, any violation of law involving moral turpitude, or any violation of a final cease-and-desist order; or any violation of the policies and procedures of the Bank as outlined in the Bank’s employee handbook or policies, that would result in the termination of employment of employees

Name Page 2 Christine Roberts of the Bank, as from time to time amended and incorporated herein by reference. For purposes of this paragraph, no act or failure to act on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s action or omission was in the best interests of the Bank. The Executive’s employment shall not be terminated for “Cause” in accordance with this paragraph for any act or action or failure to act which is undertaken or omitted in accordance with a resolution of the Bank’s Board of Directors or upon advice of the Bank’s counsel. (c) Change in Control. “Change in Control” shall mean the occurrence of any of the following events (i) a change in the ownership of the Corporation; (ii) a change in the effective control of the Corporation; or (iii) a change in the ownership of a substantial portion of the assets of the Corporation as defined in accordance with Code Section 409A. For purposes of this Section, the term “Corporation” is defined to include the Bank, the Company or any of their successors, as applicable: (i) “A change in the ownership of a Corporation” occurs on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such Corporation. (ii) “A change in the effective control of the Corporation” occurs on the date that either (A) any one person, or more than one person acting as a group (as defined in Treasury Regulation 1.409A-3(i)(5)(vi)(D)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Corporation possessing 30 percent or more of the total voting power of the stock of the Corporation, or (B) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, provided that this subsection “(B)” is inapplicable where a majority stockholder of the Corporation is another corporation. (iii) A change in a substantial portion of the Corporation’s assets occurs on the date that any one person or more than one person acting as a group (as defined in Treasury Regulation 1.409A-3(i)(5)(vii)(C)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of (A) all of the assets of the Corporation, or (B) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets. For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury Regulation 1.409A-3(i)(5), except to the extent that such regulations are superseded by subsequent guidance.

Name Page 3 Christine Roberts (d) Code. “Code” shall mean the Internal Revenue Code of 1986. (e) Date of Termination. “Date of Termination” shall mean (i) if the Executive’s employment is terminated for Cause, the date on which the Notice of Termination is given, and (ii) if the Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination. (f) Good Reason. Termination by the Executive of the Executive’s employment for “Good Reason” shall mean termination by the Executive at or following a Change in Control based on, without the Executive’s express written consent: (i) the assignment by the Bank to the Executive of any duties which are materially inconsistent with the Executive’s positions, duties, responsibilities and status with the Bank immediately prior to a Change in Control, or a material change in the Executive’s reporting responsibilities, titles or offices as an officer and employee and as in effect immediately prior to the Change in Control, or any removal of the Executive from or any failure to re-elect the Executive to any of such responsibilities, titles or offices, except in connection with the termination of the Executive’s employment for Cause or as a result of the Executive’s death or by the Executive other than for Good Reason; (ii) a reduction in the Executive’s base salary or bonus/incentive award opportunity under the Employers’ incentive compensation plans or arrangements as in effect immediately prior to the date of the Change in Control or as the same may be increased from time to time thereafter or a reduction in the package of fringe benefits provided to the Executive as in effect immediately prior to the date of the Change in Control; (iii) A change in the Executive’s principal place of employment by a distance in excess of twenty-five (25) miles from its location immediately prior to the Change in Control; or (iv) The failure by the Company to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 10. Notwithstanding the foregoing, prior to any termination of employment for Good Reason, the Executive must first provide written notice to the Bank within ninety (90) days following the initial existence of the condition, describing the existence of such condition, and the Bank shall thereafter have the right to remedy the condition within thirty (30) days of the date of the Bank received written notice from the Executive, but the Bank may waive its right to cure. If the Bank remedies the condition within the thirty (30) day cure period, then no Good Reason shall be deemed to exist with respect to such condition. If the Bank does not remedy the condition within the thirty (30) day cure period, then the Executive may deliver a Notice of Termination for Good Reason at any time within sixty (60) days following the expiration of the cure period. (g) IRS. IRS shall mean the Internal Revenue Service. (h) Notice of Termination. Any purported termination of the Executive’s employment by the Employers for any reason or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written “Notice of Termination” to the

Name Page 4 Christine Roberts other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after the Notice of Termination is given, except in the case of the Bank’s termination of the Executive’s employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in Section 11. 2. Term of Agreement. The term of this Agreement shall be for eighteen (18) months, commencing on the date of this Agreement. On each anniversary of the date of this Agreement, the term of the Agreement shall renew for an additional year such that the remaining term shall be eighteen (18) full calendar months unless either the Bank or Executive by written notice to the other given at least sixty (60) days prior to such renewal date notifies the other of its intent not to extend the term. In the event that notice not to extend is given by either the Bank or the Executive, this Agreement will terminate as of the last day of the then-current term. References herein to the term of this Agreement shall refer both to the initial term and successive terms. Notwithstanding the foregoing, in the event the Bank or the Company has entered into an agreement to effect a transaction that would be considered a Change in Control, the term of this Agreement will be extended automatically so that it is scheduled to expire no less than eighteen (18) months beyond the effective date of the Change in Control, subject to extensions as set forth above. 3. Benefits Upon Termination. If the Executive’s employment by the Bank is terminated within one year of a Change in Control and during the term of this Agreement other than for Cause or by the Executive’s for Good Reason, then the Bank shall: (a) pay the Executive any earned but unpaid base salary through the Date of Termination, to be paid not later than the date on which such base salary would ordinarily have been paid; (b) pay to the Executive the annual bonus (if any) to which the Executive is entitled under any cash-based annual bonus or performance compensation plan in effect for the year in which his termination occurs, to be paid at the same time and on the terms and conditions (including but not limited to achievement of performance goals) applicable under the relevant plan; (c) provide the benefits (if any) due to the Executive as a former employee other than pursuant to this Agreement under the Bank’s compensation and benefits plans (the items described in Sections 3(a), (b) and (c), the “Standard Termination Entitlements”); (d) pay to the Executive, in a lump sum on the Date of Termination, a cash severance equal to one and one-half (1.5) times the Executive’s Annual Compensation (the “Additional Severance Payment”), and (e) if the Executive has elected continued health care coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), provide the Executive with eighteen (18) consecutive monthly cash payments (commencing within the first month following the Date of Termination and continuing until the 18th month following the Date of Termination),

Name Page 5 Christine Roberts each equal to the monthly COBRA premium in effect as of the Date of Termination for the level of coverage in effect for the Executive and the Executive’s dependents under the Bank’s (or any successor’s) group health plan. The payment of the amounts set forth in Paragraphs (3)(d) and (3)(e) above is contingent upon: (i) the Executive signing a severance agreement in a form provided by the Bank within twenty-one (21) days after the severance agreement is tendered by the Bank (or a longer period if required by law); and (ii) the Executive not revoking the severance agreement within any revocation period set forth in the severance agreement. 4. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 3 hereof (the “Severance Benefits”), either alone or together with other payments and benefits which the Executive has the right to receive from the Bank or its affiliates, would constitute a “parachute payment” under Section 280G of the Code, and but for this Section 4, would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then notwithstanding the provisions of Section 3, the Severance Benefits shall be reduced (the “Benefit Reduction”) by the minimum amount necessary to result in no portion of the Severance Benefits being subject to the Excise Tax, provided, however, that the Benefit Reduction shall occur only if such reduction would result in the Executive’s “Net After-Tax Amount” attributable to the Severance Benefits being greater than it would be if no Benefit Reduction was effected. For this purpose, “Net After-Tax Amount” shall mean the net amount of Severance Benefits the Executive is entitled under this Agreement after giving effect to all federal, state and local taxes that would be applicable to such payments and benefits, including but not limited to, the Excise Tax. The determination of whether the Benefit Reduction will be effected shall be based upon the opinion of independent counsel selected by the Bank’s independent public accountants and paid by the Bank. Such counsel shall be reasonably acceptable to the Bank and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 4, or a reduction in the payments and benefits specified in Section 3 below zero. 5. No Mitigation; Exclusivity of Benefits. (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise. The amount of severance to be provided pursuant to Section 3 shall not be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise. (b) Except as set forth in Paragraphs (3) above, the specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon termination of employment with the Bank pursuant to employee benefit plans of the Bank or as otherwise required by applicable law. 6. Withholding. All payments required to be made by the Bank hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Bank may reasonably determine should be withheld pursuant to any applicable law or regulation.

Name Page 6 Christine Roberts 7. Nature of Employment and Obligations. (a) Nothing contained herein shall be deemed to create other than a terminable at will employment relationship between the Bank and the Executive, and the Bank may terminate the Executive’s employment at any time, subject to providing any payments specified herein in accordance with the terms hereof. (b) Nothing contained herein shall create or require the Bank to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Bank hereunder, such right shall be no greater than the right of any unsecured general creditor of the Bank. 8. Source and Allocation of Payments. All monetary payments and non-monetary benefits provided in this Agreement shall be timely paid in cash or check, or otherwise provided for, from the general funds of the Bank. 9. No Attachment. (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect. (b) This Agreement shall be binding upon, and inure to the benefit of, the Executive and the Bank and their respective successors and assigns. 10. Assignability. The Bank may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Bank or the Company may hereafter merge or consolidate or to which either the Bank or the Company may transfer all or substantially all of its respective assets, if in any such case said corporation, bank or other entity shall expressly in writing assume all obligations of the Bank hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or their rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder. 11. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below: To the Bank: 1063 Great Plains Avenue Needham, Massachusetts 00492 Attention: Corporate Secretary

Name Page 7 Christine Roberts To the Executive: Most Recent Address on File with the Company or the Bank 12. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Bank to sign on their behalf; provided, however, that this Agreement shall be subject to amendment in the future in such manner as the Bank shall reasonably deem necessary or appropriate to effect compliance with Code Section 409A and the regulations thereunder and to avoid the imposition of penalties and additional taxes under Code Section 409A, it being the express intent of the parties that any such amendment shall not diminish the economic benefit of the Agreement to the Executive on a present value basis. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. 13. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts. 14. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. 15. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. 16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. 17. Miscellaneous Provisions. (a) This Agreement does not create any obligation on the part of the Bank to make payments to (or to employ) the Executive unless a Change in Control of the Bank or the Company shall have occurred. At the time of or following a Change in Control, the Executive’s employment may be terminated at any time, but any termination, other than a termination for Cause, shall not prejudice the Executive’s right to compensation or other benefits under this Agreement. The Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause as defined in Section 1(b). (b) Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. Section1828(k)) and the regulations promulgated thereunder, including 12 C.F.R. Part 359. 18. Reinstatement of Benefits After Regulatory Action. In the event the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank’s affairs by

Name Page 8 Christine Roberts an action of a regulatory agency having jurisdiction over the Bank during the term of this Agreement and a Change in Control, as defined herein, occurs, the Bank will assume their obligation to pay and the Executive will be entitled to receive all of the termination benefits provided for under Section 3 of this Agreement only upon the Bank’s (or its successor’s) receipt of a dismissal of charges by the regulatory agency. 19. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Bank within fifty (50) miles from the location of the Bank’s main office, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement, other than in the case of a termination for Cause. 20. Payment of Costs and Legal Fees. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement in the Executive’s favor. Such payment or reimbursement shall be made no later than the last day of the calendar year following the calendar year in which the Executive incurs the expense or, if later, within sixty (60) days after the settlement or resolution that gives rise to the Executive’s right to reimbursement; provided, however, that the Executive shall have submitted to the Bank documentation supporting such expenses at such time and in such manner as the Bank may reasonably require. 21. Confidentiality. The Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. The Executive will not, during or after the term of the Executive’s employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank or the Company or their affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to any bank regulatory agency with jurisdiction over the Bank or the Executive). Notwithstanding the foregoing, the Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank, and the Executive may disclose any information regarding the Bank or the Company which is otherwise publicly available or which the Executive is otherwise legally required to disclose. In the event of a breach or threatened breach by the Executive of the provisions of this Section 21, the Bank will be entitled to an injunction restraining the Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or the Company or their affiliates, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from the Executive.

Name Page 9 Christine Roberts 22. Entire Agreement. This Agreement embodies the entire agreement between the Bank and the Executive with respect to the matters agreed to herein. This Change in Control Agreement replaces, in full, any prior or existing Change in Control Agreement, Employment Agreement, or any other agreement between the Executive and the Bank which provides the Executive the opportunity to receive any payment, severance payment, or other benefit as a result of a change in control of the Bank, and any such Change in Control Agreement, Employment Agreement, or other agreement between the Executive and the Bank is hereby superseded, terminated, revoked, and shall have no further force or effect. No provision of this Agreement shall be interpreted to mean that the Executive is subject to receiving fewer benefits than those available to the Executive without reference to this Agreement. 23. Internal Revenue Code Section 409A. The Bank and the Executive acknowledge that each of the payments and benefits to the Executive under this Agreement must either comply with the requirements of Code Section 409A and the regulations thereunder or qualify for an exception from compliance. To that end, the Bank and the Executive agree that: (a) the legal fee reimbursements described in Section 20 are intended to satisfy the requirements for a “reimbursement plan” described in Treasury Regulation section 1.409A-3(i)(1)(iv)(A) and shall be administered to satisfy such requirements; (b) the Standard Termination Entitlements payable upon termination of employment described in Section 3 are intended to be exempt from Code Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(3) as payments made pursuant to the Bank’s customary payment timing arrangements. All other payments and benefits due to the Executive under this Agreement on account of his termination of employment that are not exempt from Code Section 409A shall not be paid prior to, and shall, if necessary, be deferred to and paid on the later of the earliest date on which the Executive experiences a separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)) and, if the Executive is a specified employee (within the meaning of Treasury Regulation Section 1.409A-1(i)) on the date of his separation from service, the first day of the seventh month following Executive’s separation from service. [Signature Page Follows]

Name Page 10 Christine Roberts IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written. ATTEST: _/s/ Denise Dunn_____ Corporate Secretary Witness: _/s/ Linda Farley_____ NEEDHAM BANK By: _/s/Joseph P. Campanelli______ Joseph P. Campanelli Chairman, President & CEO EXECUTIVE: _/s/ Christine Roberts____________ Christine Roberts